EXHIBIT 32.2

Certification of
Chief Financial Officer
of VCA Antech, Inc.

          This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Report”) for the period ended June 30, 2003 of VCA Antech, Inc. (the “Issuer”).

          I, Tomas W. Fuller, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 11, 2003

/s/ Tomas W. Fuller

Name: Tomas W. Fuller

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